SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 3, 1996



                   Union Financial Bancshares, Inc.
                   --------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  1-5735           57-1001177
---------------------------    ------------  -------------------
State or other jurisdiction     Commission      (I.R.S. Employer
   of incorporation             File Number  Identification No.)


203 West Main Street, Union, South Carolina             29379
-------------------------------------------           ----------
  (Address of principal executive offices)            (Zip Code)


Registrant's telephone number (including area code) (864) 427-1863


                         Not Applicable
                         ---------------
  (Former name or former address, if changed since last report)

PAGE

Item 5.  Other Events

     On October 3, 1996, the Registrant's wholly-owned subsidiary, Union Federal Savings Bank, entered into a Purchase and Assumption Agreement ("Agreement") with First Union National Bank of South Carolina to purchase First Union's Laurens, South Carolina branch. For further information, reference is made to the Agreement and to Registrant's press release dated October 3, 1996, which are attached hereto as Exhibits 10 and 99, respectively, and incorporated herein by reference.

Item 7. Exhibits

     10.  Purchase and Assumption Agreement dated as of October
          3, 1996 by and between Union Federal Savings Bank and
          First Union National Bank of South Carolina.

     99.  Press Release dated October 3, 1996.

PAGE

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              UNION FINANCIAL BANCSHARES, INC.




DATE:  October 8, 1996        By:  /s/ Dwight V. Neese
                                   --------------------
                                   Dwight V. Neese
                                   President

PAGE

                           EXHIBIT 10

                 PURCHASE AND ASSUMPTION AGREEMENT
                 ---------------------------------
     This Agreement, dated as of October 3, 1996, is by and between Union Federal Savings Bank, a federal savings bank organized under the laws of the United States and having its principal place of business in Union, South Carolina ("Buyer"), and First Union National Bank of South Carolina, a national banking association having its principal place of business in Greenville, South Carolina ("Seller").

I.   DEFINITIONS

     1.1  Certain Defined Terms.
          ---------------------
          Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa.

          "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified
Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

          "Amount of Premium" has the meaning set forth in
Section 3.1 of this Agreement.

          "Assets" has the meaning set forth in Section 2.1 of this Agreement.

          "Benefit Plan" means any pension, profit-sharing, or other employee benefit, fringe benefit, severance or welfare plan maintained by or with respect to which contributions are made by, Seller or any of its Affiliates with respect to Seller's employees.

          "Branch" means that branch office of Seller listed on
Schedule 1.1 to this Agreement.

          "Business Day" means any Monday, Tuesday, Wednesday,
Thursday or Friday on which Seller is open for business.

          "Cash Reserve Lines of Credit" means those consumer lines of credit made available to customers of the Branch as a protection against overdrafts on Deposit Accounts.

          "Cash Reserve Loans" means those loans outstanding on the Closing Date pursuant to Cash Reserve Lines of Credit.

PAGE

          "Closing" means the purchase of the Assets by Buyer and the assumption of the Liabilities by Buyer on the Closing
Date.

          "Closing Date" has the meaning set forth in Section
9.1 of this Agreement.

          "Deposit Accounts" means the deposit accounts at the Branch, the balances of which are included in the Deposits or would be so included if the Deposit Account had a positive balance.

          "Deposits" means all deposits (as defined in 12 U.S.C.
Section 1813(l)) which are booked at the Branch on the Closing Date, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (i) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans), and (ii) deposits constituting official checks, travelers checks, money orders or certified checks.

          "Equipment Leases" means those operating and financial leases and conditional sales contracts covering Fixed Assets which Seller may assign to Buyer without restriction or with the lessor's written consent.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

          "ERISA Affiliate" means any entity that is considered one employer with Seller under Section 4001 of ERISA or Section
414 of the Internal Revenue Code of 1986, as amended.

          "Federal Funds Rate" means, for any day, the rate per annum (expressed on a basis of calculation of actual days in a year) equal to the "near closing bid" federal funds rate published in The Wall Street Journal on the Business Day following the Closing Date.

          "Fixed Assets" means all fixtures (including signage poles and frames), leasehold improvements, furnishings (excluding artwork owned by Seller), vaults, safe deposit boxes, equipment (including, for example, all ATM machines, but excluding any computer or telecommunications equipment), supplies (other than forms and other supplies which bear Seller's name or logo), and other personal property listed on
Schedule 1.2 to this Agreement, which are owned or (to the extent of Seller's interest as lessee) leased by Seller, which are located at the Branch on the Closing Date.

          "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States, whether federal, state or local.

PAGE

          "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated, under any applicable state or federal law relating to the protection, preservation or restoration of the environment, including, but not limited to, the following federal environmental laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act, the Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Solid Waste Disposal Act, the Toxic Substances Control Act and the Insecticide, Fungicide and Rodenticide Act, each as amended.

          "Liabilities" has the meaning set forth in Section 2.2 of this Agreement.

          "Mediator" means a firm of certified public accountants mutually agreeable to Seller and Buyer.

          "Overdrafts" means those overdrafts of the book balance of any Deposit Accounts which are not subject to Cash
Reserve Lines of Credit.

          "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

          "Real Property" means the land (including the improvements thereon) owned by Seller on which the Branch is located.

          "Retirement Plans" means those non-discretionary individual retirement accounts and qualified retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee.

          "Training Expenses" means the overtime and out-of-pocket expenses (meals and mileage) incurred by Seller as a result of Buyer's training schedule prior to Closing.

          "Welfare Benefit Plans" means those Benefit Plans which are "welfare benefit plans" as defined by ERISA.

II.  PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1  Purchase of Assets.
          ------------------
          Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer possession of and all right, title and interest of Seller in and to the following assets to Buyer (the "Assets") and Buyer agrees to purchase the same from Seller, as of the close of business on the Closing
Date:

PAGE

          (a)  the Real Property;

          (b)  the Fixed Assets;

          (c)  cash on hand in the Branch;

          (d)  the Cash Reserve Loans;

          (e)  the Overdrafts; and

          (f)  Seller's rights under the Cash Reserve Lines of
     Credit and any safe deposit box rental agreements relating to safe deposit boxes located at the Branch.

     2.2  Assumption of Liabilities.

          Buyer agrees to assume, pay, perform and discharge the following liabilities of Seller (the "Liabilities") as of the close of business on the Closing Date:

          (a) the Deposits and all terms and agreements relating to the Deposit Accounts;

          (b) Seller's duties and responsibilities relating to the Deposits with respect to: (i) the abandoned property laws of any state, (ii) any legal process which is served on Seller on or before the Closing Date with respect to claims against or for the Deposits or (iii) any other applicable law;

          (c) Seller's duties and responsibilities with respect to the Equipment Leases for the period after the Closing
     Date;

          (d) Seller's duties and responsibilities with respect to the Cash Reserve Lines of Credit;

          (e) Seller's duties and responsibilities with respect to the safe deposit boxes located at the Branch; and

          (f) Seller's duties and responsibilities with respect to the Retirement Plans.

     2.3  Transfer of Records.

          (a) At the Closing, Seller also shall transfer to Buyer possession and all right, title and interest of Seller in and to all books and records relating to the Assets and the Liabilities which are maintained at the Branch.

          (b) All books and records relating to the Assets and the Liabilities held by either Seller or Buyer after the

PAGE

     Closing Date shall be maintained in accordance with (and for the period provided in) that party's standard recordkeeping policies and procedures. Throughout such period, the party holding such books and records shall comply with the reasonable request of the other party to provide copies of specified documents, at the expense of the requesting party. The requesting party shall give reasonable notice of any such request.

     2.4  Tax Matters.
          -----------
          (a) Notwithstanding Section 2.5, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Seller if Seller shall have paid, any sales and use taxes and any interest and penalties thereon which are payable or arise as a result of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

          (b) Notwithstanding Section 2.5, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Seller if Seller shall have paid, any real property transfer, recording and similar documentary taxes arising out of the transfer of the Real Property and the Fixed Assets.

     2.5  Proration of Certain Expenses.
          -----------------------------
          Subject to the provisions of Section 2.4, all rentals, real estate taxes, personal property taxes (tangible or intangible), and utility, water and sewer charges and assessments, as well as semiannual assessments paid to the Bank Insurance Fund with respect to the Deposits, shall be prorated between Buyer and Seller as of the close of business on the Closing Date.

     2.6  Back Office Conversion.
          ----------------------
          Seller and Buyer shall cooperate with each other and shall use their reasonable best efforts (consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Assets and the Liabilities which is maintained on Seller's data processing systems so that Buyer can incorporate such information into Buyer's data processing systems no later than the opening of business on the Business Day following the Closing Date.

     2.7  Processing of Certain Items After Closing.
          -----------------------------------------
          A draft of the written practices and procedures under which Buyer and Seller shall handle all items (including, for example, automated clearing house and electronic funds transfer

PAGE
items) relating to the Assets and the Liabilities which are presented or returned following the Closing Date and any claims relating to such items are attached to this Agreement as Exhibit A, including certain other matters relating to consummation of the transactions contemplated hereby (the "Working Agreement"). As promptly as practicable following the execution of this Agreement, the parties agree to finalize the Working Agreement.

     2.8  Information Returns.
          -------------------
          Buyer shall file all required information returns with the Internal Revenue Service with respect to interest paid on the Deposits after the Closing Date, interest received on the Cash Reserve Loans after the Closing Date, and any other information returns required with respect to the Assets and the Liabilities for the periods beginning after the Closing Date. Seller will file all required information returns with the Internal Revenue Service and any information returns required by state or local tax authorities with respect to interest paid on the Deposits on or before the Closing Date, interest received on the Cash Reserve Loans on or before the Closing Date, and any other information returns required with respect to the Assets and the Liabilities for periods ending on or before the Closing Date.

III. CONSIDERATION

     3.1  Calculation.
          -----------
          In consideration of Buyer's purchase of the Assets and its assumption of the Liabilities, Seller agrees to pay to Buyer an amount equal to the Deposits, plus accrued interest thereon, less the sum of the following, in each case calculated as of the close of business on the Closing Date:

          (a) $800,000.00, representing the purchase price of the Real Property and the Fixed Assets;

          (b) the principal amount of the Cash Reserve Loans, plus accrued interest thereon;

          (c)  the amount of cash on hand at the Branch;

          (d)  the principal amount of the Overdrafts;

          (e) the net amount (which may be a negative amount) of taxes payable by Buyer and Seller under Section 2.4
     (i.e., the amount payable by Buyer less the amount payable by Seller);

          (f) the net amount (which may be a negative amount) of any adjustments under Section 2.5 (i.e., the amount payable by Buyer less the amount payable by Seller);

PAGE

          (g) an amount equal to 10.50 percent of the aggregate outstanding balance of the Deposits as of the Closing Date
     (the "Amount of Premium"); and

          (h)  the Training Expenses.

     3.2  Settlement.
          ----------
          (a) Not less than two Business Days before the Closing Date, Seller shall deliver to Buyer a Preliminary Closing Statement prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit B to this Agreement, which shall be completed as of the close of business on the Friday before the Closing Date and be the basis of a preliminary payment to be made to Buyer's account on the Closing Date (the "Preliminary Payment").

          (b) The parties shall cooperate in the preparation of a Final Closing Statement within 30 days after the Closing Date which shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit C to this Agreement, which shall be completed as of the close of business on the Closing Date. On the Business Day after Buyer and Seller agree to the Final Closing Statement, or Buyer and Seller receive notice of any determination of the Final Closing Statement under subsection (d) (the "Final Settlement Date"), Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may
    be) an amount (the "Adjustment Payment") equal to the amount due stated on the Final Closing Statement, plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily based on a 360-day year) equal to the Federal Funds Rate.

          (c) If the parties are unable to agree on a Final Closing Statement within 30 days after the Closing Date, either party may submit the matter to the Mediator, which shall determine all disputed portions of the Final Closing

PAGE

     Statement in accordance with the terms and conditions of this Agreement within 30 days after the submission. The parties shall each pay half of the fees and expenses of the Mediator, except that the Mediator may assess the full amount of its fees and expenses against either party if it determines that party negotiated the Final Closing Statement in bad faith. The Final Closing Statement, as agreed upon by the parties and/or determined under this subsection, shall be final and binding upon the parties.

          (d) The Preliminary Payment and the Adjustment Payment shall each be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two Business Days prior to such payment.

IV.  SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller makes the following representations and warranties to Buyer.

     4.1  Power and Authority.
          -------------------
          (a) Seller has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Seller. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

          (b) The performance of this Agreement by Seller will not violate any provision of the Articles of Association or Bylaws of Seller, or any applicable law, rule, regulation, or order or any contract or instrument by which Seller is bound, except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or operations of the Branch, taken as a whole, or the consummation of the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

     4.2  Litigation and Regulatory Proceedings.
          -------------------------------------
          There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Seller's knowledge) threatened against Seller or any of the Assets or the Liabilities, which alone, or taken in the aggregate, reasonably would be expected to have a Seller Material Adverse Effect. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement and Seller knows of no reason for any such opposition, disapproval or nonconsent.

     4.3  Consents and Approvals.
          ----------------------
          Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any

PAGE
public body, agency or authority are required in connection with Seller's consummation of the transactions contemplated by this Agreement, other than any required lessor consents to the assignment of the Equipment Leases and as may be required as a result of any facts or circumstances relating solely to Buyer.

     4.4  Real Property and Fixed Assets.
          ------------------------------
          (a)  Schedule 4.4 contains a list of all the Real
     Property.

          (b) Seller has good and marketable title to the Real Property, free and clear of all encumbrances, except for easements and restrictions of record, applicable zoning laws, the rights of landlords under any ground leases relating to the Real Property, the rights of any tenants, and liens for taxes and assessments not delinquent.

     4.5  Ownership of Cash Reserve Loans.
          -------------------------------
          Seller has full power and authority to hold each Cash Reserve Loan, and has good title to the Cash Reserve Loans free and clear of all liens and encumbrances. Seller is authorized to sell and assign the Cash Reserve Loans to Buyer and, upon such assignment, Buyer will have the rights of Seller with respect to the Cash Reserve Loans in accordance with the terms and conditions thereof.

     4.6  Compliance with Certain Laws.
          ----------------------------
          The Deposit Accounts and the Cash Reserve Lines of Credit were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders, and the Branch has been operated in compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules and orders, except for such instances of noncompliance which do not have, and are not reasonably likely to have, a Seller Material Adverse Effect.

     4.7  FDIC Insurance.
          --------------
          The Deposits are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

     4.8  Deposit Information.
          -------------------
          The books and records of Seller relating to information about the Deposits have been maintained in

PAGE
accordance with Seller's policies and procedures and are true and correct in all material respects.

V.   BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer makes the following representations and warranties to Seller.

     5.1  Power and Authority.
          -------------------
          (a) Buyer has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Buyer. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

          (b) The performance of this Agreement by Buyer will not violate any provision of the Charter, Bylaws or similar governing documents of Buyer, or any applicable law, rule, regulation, or order or any contract or instrument by which Buyer is bound except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

     5.2  Litigation and Regulatory Proceedings.
          -------------------------------------
          There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Buyer's knowledge) threatened against Buyer or any of its properties or assets which alone, or taken in the aggregate, reasonably would be expected to have a Buyer Material Adverse Effect. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement, and Buyer knows of no reason for any such opposition, disapproval or nonconsent.

     5.3  Consents and Approvals.
          ----------------------
          Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Buyer's consummation of the transactions contemplated by this Agreement other than what may be required as a result of any facts or circumstances relating solely to Seller.

VI.  ADDITIONAL AGREEMENTS OF SELLER

PAGE

     6.1  Access to Seller's Premises, Records and Personnel.
          --------------------------------------------------
          (a) Upon execution of this Agreement, Seller shall give Buyer and its representatives such access to the Branch as Buyer may reasonably request, provided that Buyer does not unreasonably interfere with the Branch's business operations. Seller shall not be required to provide access to or to disclose information where such access or disclosure might violate or prejudice the rights of any customer or employee or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

          (b) Anything contained in this Agreement to the contrary notwithstanding, Seller shall not be required to disclose, or to cause the disclosure to Buyer or its representatives (or provide access to any offices, properties, books or records of Seller, that could result in the disclosure to such Persons or others), of any tax returns and/or any work papers relating thereto or any other confidential information relating to income or franchise taxes or other taxes of Seller, or trade secrets, patent or trademark applications, or product research and development belonging to or performed by or for Seller, nor shall Seller be required to permit or to cause others to permit Buyer or its representatives to copy or remove from the offices or properties of Seller any documents, drawings or other materials that might reveal any such confidential information; provided, however, Buyer shall have access to tax returns to the extent that liability for the taxes at issue could be imposed on Buyer.

          (c) At Buyer's request, Seller shall authorize and permit certain of its officers and members of management to engage in discussions with Buyer for the purposes of discussing the Branch's business and negotiating and concluding management employment contracts, employee benefit plans, and new incentive plans and Buyer shall maintain the confidentiality of any information furnished by such officers or members of management of Seller pursuant to such discussions with Buyer.

     6.2  Matters Relating to Branch Closing.
          ----------------------------------
          In the event that Buyer intends to close the Branch on the Closing Date or before ninety (90) days thereafter, Buyer and Seller agree to the following:

          (a) Subject to subsection (b), Seller and Buyer shall prepare Branch closing notices to Seller's customers, to be

PAGE
     mailed by Seller at Buyer's request and expense, at such time as shall be mutually agreed upon between Buyer and Seller. Seller and Buyer also shall prepare another notice to Seller's customers, to be mailed by Seller at Buyer's request and expense, of Buyer's impending acquisition of the Branch within ten Business Days following Seller's receipt of notice that Buyer has obtained any and all required regulatory approvals for the transactions contemplated by this Agreement or such earlier date as Seller and Buyer may mutually agree upon. After Seller mails this notice, Buyer shall be permitted to provide to Seller material to be sent, at Buyer's expense, to the depositors, borrowers and other customers of the Branch concerning the proposed acquisition and Buyer's products. Each party's communication shall be subject to the approval of the other party, which approval shall not be unreasonably withheld.

          (b) Unless Buyer shall certify in writing at the time that (x) Buyer is not aware of the occurrence of any event or condition, which, if not corrected, would be reasonably expected to result in the failure of any condition to Closing under Sections 9.3 or 9.4; (y) Buyer has no reason to believe that any regulatory approval required under
     Section 9.3(a) will not be forthcoming, and (z) no challenge has been threatened or filed and is pending with respect to any such regulatory approval:

                (i) Buyer shall not take any action with respect to the Branch which would require that notices be posted or provided to customers or regulators, as required by 12 U.S.C. Section 1831r-1, on or prior to the Closing Date; and

               (ii) Seller shall not be required to participate in the closing of the Branch or in any notice to customers relating to such a closing.

     6.3  Regulatory Approvals.
          --------------------
          Seller agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Seller also agrees to cooperate with Buyer in obtaining any regulatory approval which Buyer must obtain before the Closing. Seller shall notify Buyer promptly of any significant development with respect to any application it files under this Section. Seller also shall provide Buyer with a copy of any regulatory approval it receives under this Section, promptly after Seller's receipt of the same.

     6.4  Conduct of Business.
          -------------------
PAGE

          Except as provided in this Agreement or as may otherwise be agreed upon by Buyer, Seller will continue to carry on the business at the Branch until the Closing in the ordinary course of business, consistent with past business practices. Seller will notify Buyer of any event of which Seller obtains knowledge which would make any of Seller's representations under
Article IV of this Agreement false in any material respect.

     6.5  No Solicitation by Seller.
          -------------------------
          From the date of this Agreement and for a period of one year following the Closing Date, Seller shall not specifically target and solicit customers of the Branch; provided, however, that Seller shall not be restricted from engaging in general mass mailings (including, but not limited to, statement stuffers), telemarketing programs, newspaper, radio or print advertisements and other similar types of communications which are directed to the general public or to a group of customers defined by criteria other than status as customers of the Branch (but may include customers of the Branch). Notwithstanding anything to the contrary in the foregoing, Seller is expressly permitted to contact customers of the Branch and take any and all actions as may be required to comply with any applicable federal or state laws, rules or regulations or the requirements of any regulatory or judicial authorities having jurisdiction over Seller.

     6.6  Customers' Check Vendor(s).
          --------------------------
          Seller shall use its best efforts to obtain the cooperation of the Branch customers' check vendor(s) in producing information about the Branch customers' checking accounts necessary for Buyer to issue new checks.

VII.  ADDITIONAL AGREEMENTS OF BUYER

     7.1  Regulatory Approvals.
          --------------------
          Buyer agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Buyer also agrees to cooperate with Seller in obtaining any regulatory approval which Seller must obtain before the Closing. Buyer shall notify Seller promptly of any significant development with respect to any application it files under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly after Buyer's receipt of the same.

     7.2  Change of Name, Etc.
          -------------------
          Immediately after the Closing, Buyer will (a) change the name and logo on all documents and facilities relating to

PAGE
the Assets and the Liabilities to Buyer's name and logo, (b) notify all persons whose Cash Reserve Loans or Deposits are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the applicable federal and state regulatory authorities required as a result of the consummation
of such transactions.   Buyer agrees not to use any forms or
other documents bearing Seller's name or logo after the Closing without the prior written consent of Seller, and, if such consent is given, Buyer agrees that all such forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Buyer as the party using the form or other document. As soon as practicable and, in any event, within seven calendar days after the Closing Date, Buyer will issue new checks reflecting its transit and routing number to customers of the Branch with check writing privileges. Buyer shall use its best efforts to encourage these customers to begin using such checks and cease using checks bearing Seller's name.

     7.3  Real Property.
          -------------
          (a) Except as expressly set forth herein, Buyer hereby acknowledges and agrees that: (i) Buyer is expressly purchasing the Real Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to any facts, circumstances, conditions and defects; (ii) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same; (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Real Property and of all risk of adverse conditions; and (iv) Buyer has or will have prior to the Closing undertaken all such physical inspections and examinations of the Real Property as Buyer deems necessary or appropriate as to the condition of the Real Property. Except as expressly set forth herein, Buyer acknowledges that Seller has made no representations or warranties and shall have no liability to Buyer (and Buyer hereby waives any right to recourse against Seller) with respect to the conditions of the soil, the existence or nonexistence of hazardous substances, any past use of the Real Property, the economic feasibility of the Real Property, or the Real Property's compliance or noncompliance with all laws, rules or regulations affecting the Real Property.

          (b) Buyer may, at Buyer's option and expense within forty-five (45) days from the date of this Agreement, undertake such physical inspections and examinations of the Real Property and the legal title thereto as Buyer deems necessary or appropriate. If Buyer shall discover a Material Defect, as defined herein, as a result of Buyer's inspections and examinations, Buyer shall give Seller

PAGE
     written notice as soon as possible describing the facts or conditions constituting such Material Defect and the measures which Buyer reasonably believes are necessary to correct such Material Defect. Seller shall promptly notify Buyer whether Seller elects to cure such Material Defect or terminate the Agreement, unless Buyer elects to waive such Material Defect. If Seller elects to cure, then Seller shall have thirty (30) days from the date of the receipt of Buyer's notice, or such later time, which shall not be later than the Closing Date, as shall be mutually agreeable to the parties which agreement shall not be unreasonably withheld, in which to cure such Material Defect and Seller's reasonable cure shall be a condition to Buyer's obligation to purchase the Assets and assume the Liabilities under this Agreement. "Material Defect" shall mean the existence of (i) a lien or encumbrance on the legal title to the Real Property, except as previously disclosed in writing to Buyer by Seller, which materially detracts from the value of the Real Property, (ii) any discharge, disposal, release, threatened release or emission of any Hazardous Material in the ground or the structure of the Branch for which the Buyer has been advised in writing by its legal counsel that Buyer could become responsible for the assessment, removal or remediation of such discharge, disposal, release, threatened release or emission or for other corrective action, or (iii) a structural problem or defect in the Branch building which materially impairs the use of such building as a branch.

VIII. SELLER'S EMPLOYEES

     8.1  Transferred Employees.
          ---------------------
          (a) Buyer will offer to employ all of Seller's employees who are employed at the Branch on the Closing
     Date ("Transferred Employees"), at a salary or hourly wage comparable to that earned by them at the time of the Closing and all such Transferred Employees shall be at will employees of the Buyer.

          (b) Seller is responsible for the filing of Forms W-2 with the Internal Revenue Service and any required filing with state tax authorities, with respect to wages and benefits paid to each Transferred Employee for periods ending on or prior to the Closing Date.

          (c) As soon as reasonably practicable, Seller agrees to notify Buyer in the event that any Branch employee terminates employment with Seller before the Closing Date. Seller further agrees to consult with Buyer and obtain the agreement of Buyer, which agreement shall not be

PAGE
     unreasonably withheld, before making an offer of employment to a Branch employee before the Closing Date.

8.2  Employee Benefits.
     -----------------
          (a) (i) Following the Closing, Buyer shall not have any liability or obligation under any Benefit Plans or any other program or arrangement of Seller or an ERISA Affiliate thereof under which any current or former employee of Seller or any of its Affiliates has any right to any benefits;

           (ii) Upon the Closing, the participation of Transferred Employees in the Benefit Plans shall cease in accordance with the terms of such plans; and

           (iii) With respect to the Transferred Employees, Seller shall be responsible for any welfare benefits or claims which, by reason of events which take place on or prior to the Closing Date, become payable under the terms of any Welfare Benefit Plan. With respect to Transferred Employees, Buyer shall be responsible for any welfare benefits or claims which become payable by reason of events that take place after the Closing Date.

          (b) (i) From and after the Closing Date, Buyer shall provide the Transferred Employees with the employee benefits, if any, provided to employees of Buyer and its Affiliates, subject to the terms of Buyer's benefit plans;

           (ii) Buyer will grant for purposes of vacation benefits, severance pay and all welfare benefit plans (as defined in ERISA) past service credit to all Transferred Employees for periods of time credited to such Transferred Employees under the Welfare Benefit Plans. To the extent that any Transferred Employee has satisfied in whole or in part any annual deductible under a Welfare Benefit Plan, or has paid any out-of-pocket expenses pursuant to any Welfare Benefit Plan co-insurance provision, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under the benefit plans and programs provided to Transferred Employees by Buyer, and such plans and programs shall be applied without regard to any limitations relating to preexisting conditions or required physical examinations that would not otherwise apply under the respective Welfare Benefit Plans to the extent that such Transferred Employees are covered by the Welfare Benefit Plans on the Closing Date; and

          (iii) Buyer shall take whatever action is necessary, including amendment of its defined contribution pension plan, to grant to each Transferred Employee past service credit for all purposes (including any waiting period)

PAGE
     under Buyer's defined contribution pension plan for all periods of service credited to each such Transferred Employee under the Seller's defined contribution pension plan. Within 45 days after the Closing Date, Seller shall provide to Buyer such information as Buyer reasonably requires to establish the service for the Transferred Employees credited under the Seller's defined contribution pension plan.

     8.3  Training.
          --------
          Seller shall permit Buyer to train the Transferred Employees before Closing with regard to Buyer's operations, policies and procedures at Buyer's sole cost and expense. This training shall take place outside of business hours and may, at Seller's option, take place at the Branch.

IX.  CLOSING AND CONDITIONS TO CLOSING

     9.1  Time and Place of Closing.
          -------------------------
          The Closing shall be on March 28, 1997, or such other date as shall be mutually agreed upon by the parties (the "Closing Date"). The Closing shall take place at Seller's offices located at One Insignia Financial Plaza, Greenville, South Carolina, at 10:00 a.m. on the Closing Date, or at a time and place otherwise determined by mutual agreement of the parties.

     9.2  Exchange of Closing Documents.
          -----------------------------
          The parties shall exchange drafts of all documents to be delivered at the Closing (other than the Preliminary Closing
Statement) at least ten Business Days prior to the Closing Date.

     9.3  Buyer's Conditions to Closing.
          -----------------------------
          Buyer's obligations to purchase the Assets and assume the Liabilities is contingent upon and subject to the fulfillment of the following conditions in all material respects:

          (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement; provided, however, that such regulatory approvals shall not contain any conditions or restrictions which the Buyer and Seller shall mutually agree are overly burdensome or onerous, which agreement shall not be unreasonably withheld;

PAGE

          (b) each representation and warranty of Seller in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Seller to be performed or met by Seller on or before the Closing Date having been performed or met in all material respects;

          (c) Seller's delivery to Buyer of the following documents in form and substance reasonably satisfactory to
     Buyer:

                (i) the Preliminary Closing Statement;

               (ii) special warranty deeds conveying the Real
          Property;

              (iii) bills of sale, assignments and other instruments of transfer sufficient to convey to Buyer all of Seller's right, title, and interest in and to the remaining Assets; and

               (iv) a certificate executed by an appropriate officer of Seller attesting, to the officer's best knowledge, to Seller's compliance with the conditions set forth in Section 9.3(b);

          (d) Buyer's receipt of the Preliminary Payment as provided in Section 3.2; and

          (e) the Real Property and the Fixed Assets shall be in substantially the same condition on the Closing Date as on the date hereof, except for any changes in condition due to the continued operation of Seller's business consistent with past business practices.

     9.4  Seller's Conditions to Closing.
          ------------------------------
          Seller's obligation to sell the Assets and transfer the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions in all material respects:

          (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement; provided, however, that such regulatory approvals shall not contain any conditions or restrictions which the Buyer and Seller shall mutually agree are overly burdensome or onerous, which agreement shall not be unreasonably withheld;

PAGE

          (b) each representation and warranty of Buyer in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Buyer to be performed or met by Buyer on or before the Closing Date having been performed or met in all material respects;

          (c) Buyer's delivery to Seller of the following documents in form and substance reasonably satisfactory to
     Seller:

               (i)  one or more executed assumptions of the
          Equipment Leases;

               (ii) one or more executed instruments assuming the remaining Liabilities; and

               (iii) a certificate executed by an appropriate officer of Buyer attesting, to the officer's best knowledge, to Buyer's compliance with the conditions set forth in Section 9.4(b).

     9.5  Survival of Representations and Warranties.
          ------------------------------------------
          Unless provided otherwise in this Agreement, Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate or instrument delivered by either party at the Closing shall survive for a period of one year following the Closing Date.

X.   TERMINATION

     10.1 Termination by Either Party.
          ---------------------------
          Either party may terminate this Agreement upon written notice to the other if:

          (a) as a result of any breach of any representation, warranty or covenant, the party terminating this Agreement has given the other party written notice of such breach and such breach is not cured within 30 days thereafter;

          (b) the Closing does not occur within two hundred seventy (270) days after the date of this Agreement; or

          (c)  the other party so agrees in writing.

          The termination of this Agreement under subsection (a) shall not absolve the breaching party from any liability to the other party arising out of its breach of this Agreement.

XI.  MISCELLANEOUS

PAGE

     11.1 Continuing Cooperation.
          ----------------------
          (a) On and after the Closing Date, Seller agrees to execute, acknowledge and deliver such documents and instruments as Buyer may reasonably request to vest in Buyer the full legal and equitable title to the Assets and Liabilities.

          (b) On and after the Closing Date, Buyer shall execute, acknowledge and deliver such documents and instruments as Seller may reasonably request to relieve and discharge Seller from its obligations with respect to the Liabilities.

          (c) Seller and Buyer shall cooperate with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing upon request information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branch and promptly informing the other of the institution of, any material developments concerning, and the outcome of, the same.

          (d) Except as provided in Section 7.2, no interest in or right to use Seller's logo or the name "First Union" or any other similar word, name, symbol or device in which Seller has any interest by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing (collectively, the "Retained Names and Marks") is being transferred to Buyer pursuant to the transactions contemplated hereby. Unless permitted pursuant to Section 7.2, Buyer shall not after the Closing Date in any way knowingly use any materials or property, whether or not in existence on the Closing Date, that bear any Retained Name or Mark. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Buyer of any Retained Name or Mark after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller from any and all claims (and all expenses, including reasonable attorneys' fees and disbursements incurred in connection with any such claim) that may arise out of the use thereof by Buyer.

     11.2 Merger and Amendment.
          --------------------
          This Agreement sets out the complete agreement of the parties with respect to the matters discussed in this Agreement, and it supersedes all prior agreements between the parties, whether written or oral, which apply to these matters. No provision of this Agreement may be changed or waived except as expressly stated in a document executed by both parties.

PAGE

     11.3 Dispute Resolution.

          (a) Neither Seller nor Buyer shall assert any claim arising out of or relating to this Agreement (except with respect to claims to be handled under the Working Agreement or submitted to the Mediator under Section 3.2(c)), unless:

               (i)  except for claims arising under or in
          respect of Sections 2.4, 2.5 or 11.1(d), the amount in dispute with respect to any claim exceeds $5,000.00;

               (ii) except for claims arising in respect of Sections 2.4, 2.5 or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) which satisfy the preceding clause exceeds $25,000.00, in which case a claim may be asserted only to the extent that such threshold has been exceeded;

               (iii)  except for claims arising under Sections
          2.4, 2.5, or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) shall not exceed the Amount of Premium; and

               (iv) except for claims arising under Sections
          2.4, 2.5 or 11.1(d), the notification required by
          Section 11.3(b) (if any) is given on or before the first anniversary of the Closing Date.

          (b) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as provided in this subsection (b). Either party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at comparable levels at least one step above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within 30 days of the disputing party's notice, or if the parties fail to meet within ten days, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute. All negotiations under this subsection (b) are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, applicable state rules of evidence, and common law. The procedures set forth above will be followed in advance of litigation of any dispute between the parties; nevertheless, either party may seek a preliminary injunction or other provisional judicial


     relief if in its judgment such an action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties will continue to participate in good faith in the procedures set forth in this subsection (b).

          (c) Neither party shall have any liability for lost profits or punitive damages with respect to any claim arising out of or relating to this Agreement. The sole recourse and remedy of a party hereto for breach of this Agreement by the other party hereto shall be against such other party and its assets, and no officer, director, employee, stockholder or affiliate of any party shall be liable at law or in equity for the breach by such party of any of its obligations under this Agreement.

     11.4 Counterparts.
          ------------
          This Agreement may be executed in any number of counterparts, each of which will constitute an original, but all of which taken together shall constitute one and the same instrument.

     11.5 Exhibits and Schedules.
          ----------------------
          All exhibits and schedules referred to in this Agreement shall constitute a part of this Agreement.

     11.6 Assignment.
          ----------
          This Agreement is not assignable by either party without the written consent of the other party, which shall not be unreasonably withheld.

     11.7 Headings.
          --------
          The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement or any of its provisions.

     11.8 Notices.
          -------
          Any notice under this Agreement shall be made in writing and shall be deemed given when delivered in person, when delivered by overnight express mail service or first class mail postage prepaid (in which case the notice shall be deemed given on the third Business Day following the date on which the notice is postmarked), or when delivered by facsimile transmission, which transmission also shall be sent by first class mail, postage prepaid, or by overnight express mail, before the second Business Day following the transmission (in which case the notice shall be deemed given on the day transmitted if

PAGE
transmitted before or during normal business hours or, otherwise, on the next succeeding Business Day) to the parties at the respective addresses set forth below or at such other addresses as each party shall inform the other in writing.

     If to Seller to:    Eric Dana
                         Chief Financial Officer
                         First Union National Bank of
                           South Carolina
                         One Insignia Financial Plaza, 8th Floor
                         Greenville, South Carolina 29601

     with a copy to:     Keith D. Lembo, Esq.
                         Senior Vice President
                          and Deputy General Counsel
                         First Union Corporation
                         One First Union Center, Leg-0630,
                          31st Floor
                         Charlotte, North Carolina 28288-0603

     If to Buyer to:     Dwight Neese
                         President and Chief Executive Officer
                         Union Federal Savings Bank
                         203 West Main Street
                         Post Office Box 866
                         Union, South Carolina 29379-0866

     with a copy to:     Paul M.  Aguggia, Esq.
                         Breyer & Aguggia
                         1300 I Street, NW
                         Suite 470 E
                         Washington, D.C. 20005

     11.9 Expenses.
          --------
          Unless specifically stated to the contrary in this Agreement, each party will assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement; provided, however, that Buyer shall pay all fees and expenses associated with the regulatory application process. Each party shall be responsible for any fee payable to any agent, broker or finder acting on its behalf in this transaction.

     11.10 Public Announcements.
           --------------------
          Each party shall consult with the other before making any announcement or other public communication with respect to the transactions contemplated by this Agreement and shall furnish a copy of the text to the other party of the announcement or other communication.

     11.11 Governing Law; Jurisdiction.
           ---------------------------

PAGE

          This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to contracts made and to be performed entirely within the State of South Carolina.


     11.12 No Third Party Beneficiaries.
           ----------------------------
          The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than Seller and Buyer.


     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date written on page one of this Agreement.



                              UNION FEDERAL SAVINGS BANK


                              By:/s/ Dwight V. Neese
                                   ------------------
                              Its: President


                              FIRST UNION NATIONAL BANK
                                OF SOUTH CAROLINA



                              By:/s/ Eric Dana
                                   -----------------------
                              Its: Chief Financial Officer

PAGE

                           EXHIBIT 99

                      FOR IMMEDIATE RELEASE
                     -----------------------

                                      Contact: Dwight V. Neese
                                                     President
                                          203 West Main Street
                                          Union, SC 29379-0866
                                                (864) 427-1863


                   UNION FEDERAL SAVINGS BANK
            TO PURCHASE FIRST UNION'S LAURENS BRANCH


Union, South Carolina - October 3, 1996:  Union Financial
Bancshares, Inc. today announced that its wholly-owned subsidiary, Union Federal Savings Bank, has entered into an agreement with First Union National Bank of South Carolina to purchase First Union's Laurens, South Carolina branch.

Union Federal currently operates two offices in Union, South Carolina and one office in Jonesville, South Carolina. The Laurens branch will be Union Federal's first branch outside of Union County. "We are excited about expanding into Laurens County," said Dwight V. Neese, President and Chief Executive Officer. "With the acquisition of approximately $23.4 million in deposits and a well located facility, we believe that Union Federal will be well positioned to provide first class community banking services in Laurens."

The branch acquisition, which is subject to receipt of regulatory approval, is expected to close in the first quarter of 1997.

At September 30, 1996, Union Financial reported total consolidated assets of $125.7 million and consolidated stockholders' equity of $12.1 million. Union Financial
Bancshares' common stock is traded on the Nasdaq Stock Market's
Over-the-Counter Bulletin Board under the symbol UFBS.

PAGE